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                 Advanced Polymer Systems, Inc.
             ---------------------------------------
          (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than
                        the Registrant)

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           [Advanced Polymer Systems, Inc. logo]

                   123 Saginaw Drive
                 Redwood City, CA 94063

                      NEWS RELEASE
                      ------------

Contacts:
LAUREN FELICE                               GORDON SANGSTER
Investor Relations                               Controller
Ruder-Finn                                   (650) 366-2626
(212) 593-6370

        ADVANCED POLYMER SYSTEMS RECEIVES NOTICE FROM 2%
     STOCKHOLDER OF INTENT TO NOMINATE ALTERNATE BOARD SLATE

Redwood City, CA, April 22, 1999 - Advanced Polymer Systems,
Inc. (Nasdaq: APOS) today announced that it has received a notice of intent to submit director nominations at its 1999
Annual Meeting of Stockholders in opposition to the Company's nominees.

The notice was given by Providence Investors, LLC of New York, which states that it and Herbert Denton, its president and one of its nominees, together own 397,100 shares of the Company's common stock (approximately 2% of the outstanding). The notice named seven other nominees and their share ownership, as disclosed in the notice, represents approximately 0.2% of the outstanding.

The Board of Directors of Advanced Polymer Systems currently consists of eight members. Each member serves for a one-year term and is not elected by cumulative voting.

The Board of Directors of Advanced Polymer Systems will review the notice in due course. The Company noted that it has not yet set a date for its 1999 Annual Meeting of stockholders and that its stockholders are not being asked at this time to give any proxies or take any other action with respect to the meeting.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

The following individuals, all of whom are directors of Advanced Polymer Systems, Inc., may be deemed participants in the solicitation of proxies on behalf of the Company's Board of Directors: John J. Meakem, Jr. (Chairman of the Board, Chief Executive Officer and President of the Company); Carl Ehmann, M.D., F.A.C.P. (Director of Reckitt & Colman, plc.); Jorge Heller, Ph.D. (Professor); Peter Riepenhausen (Business Consultant); Toby Rosenblatt (President, The Glen Ellen Company; Vice President; Founders Investments, Ltd.); Gregory H. Turnbull (Business Consultant); Charles Anthony Wainwright (Chairman, McKinney & Silver), and; Dennis Winger (Senior Vice President, Chief Financial Officer and Treasurer, Perkin-Elmer).

None of the Company's directors beneficially owns more than one percent of the Company's common stock, other than Mr.
Meakem, who beneficially owns 4.4% of the Company's common stock (including 654,247 shares subject to stock options exercisable within 60 days of April 22, 1999) and Mr.
Rosenblatt, who beneficially owns 1.3 % of the Company's common stock (including 75,000 shares subject to stock options exercisable within 60 days of April 22, 1999). The preceding share ownership numbers are as of April 22, 1999.

Advanced Polymer Systems, is a leader in polymer-based delivery systems and related technologies used primarily in ethical and over-the-counter (OTC) pharmaceuticals and personal care products. The company's Microsponge(R) and Polytrap(R) systems, which deliver active ingredients to the skin, now play an integral role in almost 100 personal care products sold worldwide. New products and technologies under development include site-specific systems for delivering oral medications to the lower gastrointestinal tract, and bioerodible microspheres and polymers for oral or implantable drug delivery.